Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bausch + Lomb Corporation of our report dated February 22, 2023 relating to the financial statements, which appears in Bausch + Lomb Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 2, 2023

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